Exhibit 5.1

June 23, 2023

WSFS Financial Corporation

500 Delaware Avenue

Wilmington, DE 19801

Ladies and Gentlemen:

We have acted as counsel to WSFS Financial Corporation, a Delaware corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Act”), of: (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), which may be represented by depositary shares (the “Depositary Shares”); (iii) one or more series of senior debt securities of the Company (the “Senior Debt Securities”), to be issued pursuant to the Senior Debt Indenture, dated as of August 27, 2012, between the Company and U.S. Bank National Association as Trustee (the “Trustee,” and such indenture, the “Senior Debt Indenture”); (iv) one or more series of subordinated debt securities of the Company (the “Subordinated Debt Securities,” and, together with the Senior Debt Securities, the “Debt Securities”), to be issued pursuant to a subordinated debt indenture in substantially the form filed as Exhibit 4.2 to the Registration Statement (as defined below) (the “Subordinated Debt Indenture,” and, together with the Senior Debt Indenture, the “Indentures”); (v) warrants to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities (the “Warrants”); (vi) stock purchase contracts that will entitle the holder thereof to purchase a specified number of shares of Common Stock, Preferred Stock or Depositary Shares at a future date (the “Stock Purchase Contracts”); and (vii) stock purchase units, consisting of any combination of Common Stock, Preferred Stock, Depositary Shares, Senior Debt Securities, Subordinated Debt Securities, Warrants or Stock Purchase Contracts (the “Units” and, together with the Common Stock, Preferred Stock, Depositary Shares, the Debt Securities, the Warrants and the Stock Purchase Contracts, the “Covered Securities”), pursuant to the Company’s registration statement on Form S-3 filed with the United States Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”).

We have reviewed (i) the Registration Statement, including the form of prospectus included therein, (ii) the Indentures, (iii) certain resolutions adopted by the Company’s Board of Directors and (iv) such other corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals, and the truthfulness of all statements of fact contained therein.

WSFS Financial Corporation
June 23, 2023

We have assumed that, at the time of the issuance, sale and delivery of Covered Securities: (i) the execution, delivery and performance by the Company of the Subordinated Debt Indenture, any applicable supplemental indenture to such indenture or the Senior Debt Indenture, any deposit agreement, stock purchase contract agreement, warrant agreement and unit agreement (collectively with the Senior Debt Indenture, the “Opinion Documents”), as applicable, and all actions necessary for the issuance of the applicable Covered Securities, and the form and terms thereof, will comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound or any court or other governmental or regulatory body having jurisdiction over the Company; (ii) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof, and (iii) an appropriate prospectus supplement will describe the Covered Securities and will have been prepared, delivered and filed with the Commission in compliance with the Act and the applicable rules and regulations thereunder and will describe the Covered Securities offered thereby. We have also assumed that the Covered Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement. We have assumed further that the Opinion Documents will be governed by and construed in accordance with the laws of the State of New York. We have further assumed that, at the time of the issuance, sale and delivery of any shares of Common Stock or Preferred Stock, or of any other Covered Securities which are exercisable or exchangeable for, or convertible into, Common Stock or Preferred Stock, the Company has a sufficient number of authorized but unissued shares of Common Stock or Preferred Stock, as the case may be, under its certificate of incorporation. We have assumed that the Trustee has duly authorized, executed and delivered the Senior Debt Indenture. With respect to any Opinion Document executed or to be executed by any party other than the Company, we have assumed that such party has, or will have, duly authorized, executed and delivered the Opinion Documents to which it is a party and that each such Opinion Document is, or will be, the valid and binding obligation of such party, enforceable against it in accordance with its terms.

We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

Based on the foregoing and subject to the qualifications set forth herein, we are of the opinion that, when, as and if:

1.              With respect to shares of Common Stock: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize and approve for issuance any shares of Common Stock and to fix or to otherwise determine the consideration to be received for the shares of Common Stock, and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; and (iv) the shares of Common Stock have been duly issued and delivered against payment of the consideration therefor in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement and any pricing supplement setting forth the terms of the Common Stock and the plan of distribution, then, upon the happening of such events, the shares of Common Stock will be validly issued, fully paid and non-assessable.

WSFS Financial Corporation
June 23, 2023

2.              With respect to shares of any series of Preferred Stock: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to establish the rights, preferences and privileges of, and limitations on, such series of Preferred Stock and to authorize and approve the issuance and sale of the shares of Preferred Stock of such series and fix or otherwise determine the consideration to be received for the shares of Preferred Stock, and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) an appropriate certificate of designations with respect to such series of Preferred Stock has been duly filed in accordance with applicable law; and (v) the shares of Preferred Stock with terms so fixed have been duly issued and delivered against payment of the consideration therefor in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement and any pricing supplement setting forth the terms of the Preferred Stock and the plan of distribution, then, upon the happening of such events, the shares of such series of Preferred Stock will be validly issued, fully paid and non-assessable.

3.              With respect to the Depositary Shares: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute, and deliver a deposit agreement and to authorize the form, terms, execution and delivery of any Depositary Shares and to fix or otherwise determine the consideration to be received for the Depositary Shares and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any shares of Preferred Stock underlying the Depositary Shares have been duly and validly authorized and reserved for issuance and sale; (v) the deposit agreement with respect to the Depositary Shares has been duly authorized, executed and delivered by the Company and the deposit agent; and (vi) the depositary receipts evidencing the Depositary Shares have been duly executed and delivered by the depositary against payment therefor in accordance with the applicable deposit agreement, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Depositary Shares and the plan of distribution, then, upon the happening of such events, the Depositary Shares will be legally issued and will entitle the holders thereof to the rights specified in the deposit agreement.

WSFS Financial Corporation
June 23, 2023

4.              With respect to the Debt Securities: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute, and deliver the Subordinated Debt Indenture and any necessary indenture supplement and to authorize the form, terms, execution and delivery of the Debt Securities; (iii) the Subordinated Debt Indenture and any necessary supplemental indentures have been duly authorized, executed and delivered by the Company and the Trustee and the Indentures have been qualified under the Trust Indenture Act of 1939, as amended; (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; and (v) such Debt Securities have been duly executed by the Company and authenticated by the Trustee in accordance with the Indentures, or any applicable indenture supplement, and have been duly issued and delivered against payment therefor in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Debt Securities and the plan of distribution, then, upon the happening of such events, such Debt Securities (including any Debt Securities to be issued by the Company upon the conversion or exercise of other Covered Securities issued by the Company pursuant to the Registration Statement) will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5.              With respect to the Warrants: (i) the Registration Statement and any required post-effective amendments thereto all have become effective under the Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute, and deliver a warrant agreement and to authorize the form, terms, execution and delivery of any Warrants and to fix or otherwise determine the consideration to be received for the Warrants and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any shares of Common Stock and Preferred Stock, any Depositary Shares issuable or any Debt Securities purchasable upon exercise of such Warrants, as applicable, have been duly and validly authorized and, with respect to shares of Common Stock or Preferred Stock, reserved for issuance and sale; and (v) the warrant agreement with respect to the Warrants has been duly authorized, executed and delivered by the Company and the warrant agent, and the Warrants have been duly executed and delivered by the Company against payment therefor in accordance with any applicable warrant agreement, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Warrants and the plan of distribution, then, upon the happening of such events, the Warrants will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

WSFS Financial Corporation
June 23, 2023

6.              With respect to the Stock Purchase Contracts and Units: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute, and deliver a stock purchase contract agreement and/or a unit agreement, as applicable, and to authorize the form, terms, execution and delivery of any Stock Purchase Contracts or Units, as applicable, and to fix or otherwise determine the consideration to be received for the Stock Purchase Contracts or Units, as applicable, and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any shares of Common Stock or Preferred Stock, Depositary Shares, Warrants or Debt Securities to be issued pursuant to such Stock Purchase Contracts or Units, as applicable, have been duly and validly authorized and, with respect to shares of Common Stock, reserved for issuance and sale; and (v) any necessary stock purchase contract agreement or unit agreement, as applicable, has been duly authorized, executed and delivered by the Company and any other party thereto, and the Stock Purchase Contracts or Units, as applicable, have been duly executed and delivered by the Company against payment therefor in accordance with any applicable stock purchase contract agreement or unit agreement, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Stock Purchase Contracts or Units, as applicable, and the plan of distribution, then, upon the happening of such events, the Stock Purchase Contracts or Units, as applicable, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Our opinions above are qualified to the extent that the enforcement of any Covered Securities denominated in a currency other than United States dollars may be limited by requirements that a claim (or a foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

We express no opinion as to: (i) waivers of defenses, subrogation and related rights, rights to trial by jury, rights to object to venue, or other rights or benefits bestowed by operation of law; (ii) releases or waivers of unmatured claims or rights; (iii) indemnification, contribution, exculpation, or arbitration provisions, or provisions for the non-survival of representations, to the extent they purport to indemnify any party against, or release or limit any party’s liability for, its own breach or failure to comply with statutory obligations, or to the extent such provisions are contrary to public policy; or (iv) provisions for liquidated damages and penalties, penalty interest and interest on interest.

We are members of the bars of the District of Columbia and the State of New York. We do not express any opinion herein on any laws other than the laws of the State of New York and the Delaware General Corporation Law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Covington & Burling LLP